UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 26, 2009

Maverick Minerals Corporation

(Exact name of registrant as specified in its charter)

Nevada

(State or other jurisdiction of incorporation)

000-25515

(Commission File Number)

88-0410480

(IRS Employer Identification No.)

2501 Lansdowne Avenue, Saskatoon, Saskatchewan S7J 1H3

(Address of principal executive offices and Postal Code)

306.343.5799

Registrant’s telephone number, including area code

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d 2(b))

[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On November 26, 2009, Maverick Minerals Corporation (the “Company”) entered into a subscription agreement with Robert Kinloch pursuant to which Mr. Kinloch purchased one convertible debenture (the “Debenture”) in the aggregate principal amount of $100,000 in settlement of $100,000 of outstanding debt owed by the Company to Mr. Kinloch. The Debenture is convertible into shares of the Company’s common stock, par value $0.001 at a deemed conversion price per share of $0.03 for an aggregate purchase price of $100,000. The Debenture is payable on demand, and bears interest at the rate of 8% per annum, payable on the date of conversion of the Debenture. Interest is calculated on the basis of a 360-day year and accrues daily commencing on the date the Debenture is issued until payment in full of the principal amount, together with all accrued and unpaid interest and other amounts which may become due have been made.

Copies of the subscription agreement and convertible debenture are attached as exhibits 10.1 and 10.2 to this current report on Form 8-K.

Item 3.02 Unregistered Sales of Equity Securities.

The information required by this Item 3.02 is included under Item 1.01 of this Current Report on Form 8-K.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits
Exhibit No.	Description
10.1	Subscription Agreement between Maverick Minerals Corporation and Robert Kinloch dated November 26, 2009
10.2	Convertible Debenture dated November 26, 2009

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MAVERICK MINERALS CORPORATION

/s/ Robert Kinloch

Robert Kinloch

President

Date: December 9, 2009

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